NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:     Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Greenwich, CT, January 28, 2020 - W. R. Berkley Corporation (NYSE: WRB)
today reported fourth quarter growth in gross premiums written of 10.1% and full year 2019 return on equity of 12.5%.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2019	2018	2019	2018

Gross premiums written	$2,033,078	$1,847,214	$8,262,219	$7,702,494
Net premiums written	1,660,528	1,519,571	6,863,499	6,433,227

Net income to common stockholders	119,306	132,357	681,944	640,749
Net income per diluted share (1)	0.62	0.69	3.52	3.33

Return on equity (2)	8.8%	9.8%	12.5%	11.8%

(1)	2018 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Full year highlights included:

•	Return on equity of 12.5%.

•	Total capital returned to shareholders was $326 million, including $308 million of ordinary and special dividends and $18 million of share repurchases.
•Before dividends and share repurchases, book value per share grew 17.3%.

Fourth quarter highlights included:
•Gross and net premiums written increased 10.1% and 9.3%, respectively.
•Average rate increases excluding workers' compensation were approximately 9%.
•Underwriting income increased 71.1% to $114.7 million.

•	The accident year combined ratio excluding catastrophe losses was 92.3%. The reported calendar year combined ratio was 93.3%, which is inclusive of 1.2 loss ratio points from catastrophes.

•	Total capital returned to shareholders was $176 million, including $158 million of ordinary and special dividends and $18 million of share repurchases.

The Company commented:
We were pleased to see further compelling evidence of an improving market in the fourth quarter of 2019. Rate increases accelerated, which is the natural progression in a hardening market, to approximately 9% excluding workers’ compensation. As rate increases remain robust, we expect continued opportunities to grow the top line.
Our objective remains the creation of book value for our shareholders through an appropriate risk-adjusted return on equity. We focus on our investment portfolio’s total return and consciously accept a degree of variability in our alternative investment performance. Although the fourth quarter was challenging for our alternative investments, it is our belief that they will continue to produce above-average long-term returns and remain a core part of our investment strategy.
Our book value per share grew at a rate of 17.3% for the full year, before the return of over $326 million to shareholders through special and ordinary dividends and share repurchases.
We believe the market is at a point where those companies that have appropriately managed their businesses through the cycle will be able to grow meaningfully in this improving pricing environment. As we look to 2020, we are confident that our Company is well positioned to continue to deliver superior value to our shareholders.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 28, 2020, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2020 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the impact of climate change, which may increase the frequency and severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015 ("TRIPRA"), and TRIPRA's potential expiration; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2020 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2019	2018	2019	2018
Revenues:
Net premiums written	$1,660,528	$1,519,571	$6,863,499	$6,433,227
Change in unearned premiums	56,253	99,988	(230,211)	(61,722)
Net premiums earned	1,716,781	1,619,559	6,633,288	6,371,505
Net investment income	137,334	159,816	645,614	674,235
Net realized and unrealized (losses) gains on investments	(22,988)	19,746	120,703	160,175
Other than temporary impairments ("OTTI")	—	(5,687)	—	(5,687)
Revenues from non-insurance businesses	123,537	130,948	406,541	372,985
Insurance service fees	21,240	26,582	92,680	117,757
Other income	170	622	3,370	681
Total revenues	1,976,074	1,951,586	7,902,196	7,691,651
Expenses:
Losses and loss expenses	1,072,166	1,020,126	4,131,116	3,974,702
Other operating costs and expenses	601,121	601,992	2,362,082	2,383,221
Expenses from non-insurance businesses	122,527	126,252	402,669	364,449
Interest expense	33,496	40,577	153,409	157,185
Total expenses	1,829,310	1,788,947	7,049,276	6,879,557
Income before income taxes	146,764	162,639	852,920	812,094
Income tax expense	(26,970)	(26,367)	(168,935)	(163,028)
Net income before noncontrolling interests	119,794	136,272	683,985	649,066
Noncontrolling interests	(488)	(3,915)	(2,041)	(8,317)
Net income to common stockholders	$119,306	$132,357	$681,944	$640,749

Net income per share (1):
Basic	$0.62	$0.69	$3.58	$3.37
Diluted	$0.62	$0.69	$3.52	$3.33

Average shares outstanding (1) (2):
Basic	191,106	190,601	190,722	190,048
Diluted	193,280	192,611	193,521	192,395

(1)	2018 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(2)
Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Fourth Quarter		Twelve Months
	2019	2018	2019	2018
Insurance:
Gross premiums written	$1,832,711	$1,681,638	$7,398,573	$6,980,202
Net premiums written	1,484,932	1,371,886	6,086,009	5,791,905
Premiums earned	1,523,748	1,447,576	5,919,819	5,702,073
Pre-tax income	202,085	161,458	814,862	717,154
Loss ratio	62.6%	63.2%	62.4%	62.5%
Expense ratio	30.4%	32.7%	31.1%	32.6%
GAAP combined ratio	93.0%	95.9%	93.5%	95.1%

Reinsurance & Monoline Excess:
Gross premiums written	$200,367	$165,576	$863,646	$722,292
Net premiums written	175,596	147,685	777,490	641,322
Premiums earned	193,033	171,983	713,469	669,432
Pre-tax income	44,837	52,075	189,188	201,001
Loss ratio	61.1%	61.4%	61.5%	61.0%
Expense ratio	34.4%	34.6%	35.0%	35.8%
GAAP combined ratio	95.5%	96.0%	96.5%	96.8%

Corporate and Eliminations:
Net realized and unrealized (losses) gains on investments	$(22,988)	$14,059	$120,703	$154,488
Interest expense	(33,496)	(40,577)	(153,409)	(157,185)
Other revenues and expenses	(43,674)	(24,376)	(118,424)	(103,364)
Pre-tax loss	(100,158)	(50,894)	(151,130)	(106,061)

Consolidated:
Gross premiums written	$2,033,078	$1,847,214	$8,262,219	$7,702,494
Net premiums written	1,660,528	1,519,571	6,863,499	6,433,227
Premiums earned	1,716,781	1,619,559	6,633,288	6,371,505
Pre-tax income	146,764	162,639	852,920	812,094
Loss ratio	62.4%	63.0%	62.3%	62.4%
Expense ratio	30.9%	32.9%	31.5%	32.9%
GAAP combined ratio	93.3%	95.9%	93.8%	95.3%

(1)
Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)
Commencing with the first quarter of 2019, the Company renamed the Reinsurance segment to Reinsurance & Monoline Excess, and reclassified the monoline excess business from the Insurance segment. The reclassified business includes operations that solely retains risk on an excess basis. Reclassifications have been made to the Company's 2018 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Twelve Months
	2019	2018	2019	2018
Net premiums written:
Other liability	$537,674	$480,761	$2,145,287	$1,951,906
Workers' compensation	282,840	292,909	1,280,573	1,319,453
Short-tail lines (1)	319,423	289,806	1,254,180	1,198,571
Commercial automobile	188,459	169,792	796,993	759,714
Professional liability	156,536	138,618	608,976	562,261
Total Insurance	1,484,932	1,371,886	6,086,009	5,791,905
Casualty reinsurance	116,698	97,336	460,239	350,282
Monoline excess	21,225	19,605	162,796	160,956
Property reinsurance	37,673	30,744	154,455	130,084
Total Reinsurance & Monoline Excess	175,596	147,685	777,490	641,322
Total	$1,660,528	$1,519,571	$6,863,499	$6,433,227

Losses from catastrophes:
Insurance	$14,744	$26,367	$68,187	$75,778
Reinsurance & Monoline Excess	5,736	19,156	21,914	29,691
Total	$20,480	$45,523	$90,101	$105,469

Net investment income:
Core portfolio (2)	$137,022	$137,541	$541,834	$536,730
Investment funds	(8,090)	15,274	69,194	109,349
Arbitrage trading account	8,402	7,001	34,586	28,156
Total	$137,334	$159,816	$645,614	$674,235

Net realized and unrealized (losses) gains on investments:
Net realized gains on investment sales	$7,442	$59,789	$35,411	$480,588
Change in unrealized (losses) gains on equity securities	(30,430)	(40,043)	85,292	(320,413)
Total	$(22,988)	$19,746	$120,703	$160,175

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$529,951	$532,408	$2,090,301	$2,098,881
Insurance service expenses	23,804	27,387	101,317	118,357
Net foreign currency gains	(1,631)	(5,033)	(30,715)	(27,067)
Other costs and expenses	48,997	47,230	201,179	193,050
Total	$601,121	$601,992	$2,362,082	$2,383,221

Cash flow from operations	$348,749	$277,675	$1,143,793	$620,199

(1)	Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2)	Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2019	December 31, 2018

Net invested assets (1)	$19,856,776	$18,828,321
Total assets	26,643,428	24,895,977
Reserves for losses and loss expenses	12,583,249	11,966,448
Senior notes and other debt	1,427,575	1,882,028
Subordinated debentures	1,198,704	907,491
Common stockholders’ equity (2)	6,074,939	5,437,851
Common stock outstanding (3) (4)	183,412	182,994
Book value per share (4) (5)	33.12	29.72
Tangible book value per share (4) (5)	31.87	28.42

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of December 31, 2019, reflected in common stockholders' equity are after-tax unrealized investment gains of $125 million and unrealized currency translation losses of $382 million. As of December 31, 2018, after-tax unrealized investment losses were $91 million and unrealized currency translation losses were $419 million.

(3)
During the three and twelve months ended December 31, 2019, the Company repurchased 269,072 shares of its common stock for $18.2 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)	December 31, 2018 shares outstanding and per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(5)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
December 31, 2019
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$786,931	4.0%
State and municipal:
Special revenue	2,422,700	12.2%
Local general obligation	469,855	2.4%
State general obligation	421,704	2.1%
Pre-refunded	390,126	2.0%
Corporate backed	261,559	1.3%
Total state and municipal	3,965,944	19.9%
Mortgage-backed securities:
Agency	859,043	4.3%
Residential - Prime	432,418	2.2%
Commercial	309,374	1.6%
Residential - Alt A	33,130	0.2%
Total mortgage-backed securities	1,633,965	8.3%
Asset-backed securities	2,790,630	14.1%
Corporate:
Industrial	2,329,173	11.7%
Financial	1,481,152	7.5%
Utilities	340,641	1.8%
Other	5,449	—%
Total corporate	4,156,415	20.9%
Foreign government	847,076	4.3%
Total fixed maturity securities (1)	14,180,961	71.4%
Equity securities available for sale:
Preferred stocks	313,815	1.6%
Common stocks	166,805	0.8%
Total equity securities available for sale	480,620	2.4%
Real estate	2,105,950	10.6%
Cash and cash equivalents (2)	1,383,995	7.0%
Investment funds (3)	1,212,642	6.1%
Arbitrage trading account	400,809	2.0%
Loans receivable	91,799	0.5%
Net invested assets	$19,856,776	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 2.8 years, including cash and cash equivalents.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $0.9 million.